As filed with the Securities and Exchange Commission on January 16, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CERENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	83-4177087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Mall Road, Suite 416
Burlington, Massachusetts 01803

(857) 362-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cerence 2019 Equity Incentive Plan

(Full title of the plan)

Brian Krzanich

Chief Executive Officer

Cerence Inc.

25 Mall Road, Suite 416

Burlington, Massachusetts 01803

(857) 362-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer Salinas

General Counsel

Cerence Inc.

25 Mall Road, Suite 416

Burlington, Massachusetts 01803

(857) 362-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 1,289,652 additional shares of the Registrant’s Common Stock under the Registrant’s 2019 Equity Incentive Plan (the “Stock Plan”), which were added on January 1, 2025 as a result of an automatic annual increase provision therein. The additional shares are of the same class as other securities relating to the Stock Plan for which the Registrant’s registration statements filed on Form S-8 on October 2, 2019 (File No. 333-234040), March 17, 2021 (File No. 333-254398), February 7, 2022 (File No. 333-262572), February 8, 2023, (File No. 333-277635), and March 4, 2024, (File No. 333-277636) are effective. The information contained in the Registrant’s registration statements filed on Form S-8 on October 2, 2019 (File No. 333-234040), March 17, 2021, (File No. 333-254398), February 7, 2022 (File No. 333-262572), February 8, 2023, (File No. 333-277635), and March 4, 2024, (File No. 333-277636) are hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Exhibit Number	Exhibit Document

4.1

Amended and Restated Certificate of Incorporation of Cerence Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 2, 2019 (File No. 001-39030))

4.2	Second Amended and Restated By-Laws of Cerence Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on May 4, 2023 (File No. 001-39030))

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2*	Consent of BDO USA, LLP.

24.1*	Power of Attorney

99.1	Cerence 2019 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed with the SEC on October 2, 2019 (File No. 333-234040))

107*	Filing Fee Table

*	Exhibits marked with an asterisk (*) are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Burlington, Commonwealth of Massachusetts, on January 16, 2025.

Cerence Inc.

By:	/s/ Brian Krzanich
Brian Krzanich
President and Chief Executive Officer